CARRIAGE SERVICES ANNOUNCES RECORD THIRD QUARTER AND NINE MONTHS
2016 RESULTS AND RAISES ROLLING FOUR QUARTER OUTLOOK
HOUSTON – October 25, 2016 – Carriage Services, Inc. (NYSE: CSV) today announced results for the third quarter ended September 30, 2016 as highlighted below:
Three Months Ended September 30, 2016 compared to Three Months Ended September 30, 2015

•	Record Total Revenue of $60.1 million, an increase of 3.0%;

•	Record Net Income of $5.7 million, an increase of 27.9%;

•	Record GAAP Diluted Earnings Per Share of $0.33, an increase of 37.5%;

•	Record Total Field EBITDA of $24.5 million, an increase of 5.0%;

•	Record Total Field EBITDA Margin up 80 basis points to 40.7%;

•	Record Adjusted Consolidated EBITDA of $17.1 million, an increase of 4.2%;

•	Record Adjusted Consolidated EBITDA Margin up 40 basis points to 28.5%;

•	Record Adjusted Diluted Earnings Per Share of $0.43, an increase of 30.3%; and

•	Adjusted Free Cash Flow of $9.2 million, a decrease of 30.8%.
Nine Months Ended September 30, 2016 compared to Nine Months Ended September 30, 2015

•	Record Total Revenue of $185.3 million, an increase of 2.5%;

•	Net Income remained flat at $15.4 million;

•	Record GAAP Diluted Earnings Per Share of $0.91, an increase of 11.0%;

•	Record Total Field EBITDA of $77.2 million, an increase of 3.9%;

•	Record Total Field EBITDA Margin up 60 basis points to 41.7%;

•	Record Adjusted Consolidated EBITDA of $54.8 million, an increase of 2.8%;

•	Record Adjusted Consolidated EBITDA Margin up 10 basis points to 29.6%;

•	Record Adjusted Diluted Earnings Per Share of $1.28, an increase of 17.4%; and

•	Adjusted Free Cash Flow of $34.1 million, a decrease of 12.1%.
Mel Payne, Chief Executive Officer, stated, “This year represents the last year of the first five year timeframe of the Carriage Good To Great Journey that never ends, and we are finishing strong with several notable highlights for the third quarter that relate to our exciting prospects for the future. First, our record third quarter and year to date Adjusted EPS were simply exceptional given the modest revenue growth, which reflected fewer shares outstanding this year because of our share repurchase program last year, a lower tax provision due to accelerated depreciation taken on the large amount of growth capital expenditures completed in 2015, but most importantly the outstanding execution of our Standards Operating Model broadly across our funeral and cemetery portfolios in complete alignment with our 2016 theme of We Choose to be Great!.
Secondly, Dave DeCarlo retired on September 30th after over five years of outstanding service and contribution as both a Board Member and Officer, but the quality acquisition candidate relationships that he seeded in collaboration with other leaders across the company will be harvested as “join in to get even better” acquisitions for years to come. We closed one top quality funeral home acquisition in September in a new strategic California market and should close two more first class funeral home acquisitions pursuant to letters of intent in November, one in a large new strategic market in a new state, and the other a large business in a large strategic area/market and state where we already have a significant and growing presence.

And finally and most importantly our leadership team has never been as strong, talented and collaboratively aligned as leader owners or the company as well positioned for faster and higher margined consolidated revenue growth and shareholder value creation over the next five year timeframe of our Good To Great Journey. Accordingly, we are raising our Rolling Four Quarter Outlook of Adjusted EPS by $0.10 to a range of $1.81-$1.85 for the period ending September 30, 2017.
Our Same Store Funeral and Cemetery Portfolios along with our Acquisition Funeral and Cemetery Portfolios all delivered strong performances in the third quarter with respective Revenue and Field EBITDA growth of -0.8% and 2.4% for Same Store Funeral, 5.8% and 8.4% for Same Store Cemetery, 18.5% and 22.5% for Acquisition Funeral and 41.3% and 131.2% for Acquisition Cemetery. Our Managing Partners and their teams took advantage of the operating leverage in their businesses by substantially increasing Total Field EBITDA Margins, enabling us to convert a Total Operating Revenue increase in the third quarter of $2.2 million or 4.1% (excludes $0.4 million decline in Financial Revenue) into a Total Funeral and Cemetery Field EBITDA increase of $1.6 million or 8.4% (excludes $0.4 million decline in Financial EBITDA).
Our record third quarter field operating performance together with a lower tax provision fueled an exceptionally strong consolidated earnings performance with record GAAP Diluted EPS of $0.33 up 37.5% from $0.24 last year, and record Non-GAAP Adjusted Diluted EPS of $0.43 up 30.3% from $0.33 last year. Our practice of adding back the accretion of the discount on our Convertible Subordinated Notes was 5.7¢ of the 10¢ difference between our third quarter GAAP and Non-GAAP Diluted EPS performance with the balance representing the one time retirement costs of Dave DeCarlo. Starting in 2016 we eliminated any Non-GAAP add-backs related to withdrawable trust income, recurring acquisition and divestiture expenses, and non-material severance and consulting fees.
Our performance for the first nine months of 2016 was simply extraordinary and achieved numerous records, including Total Revenue of $185.3 million and Adjusted Diluted EPS of $1.28, Total Field EBITDA and Total Field EBITDA Margin of $77.2 million and 41.7%, and Adjusted Consolidated EBITDA and Adjusted Consolidated EBITDA Margin of $54.8 million and 29.6%. These performance records for our first nine months were all the more amazing because they were in the face of revenue headwinds related to a 180 basis point increase in the funeral cremation rate to 50.6% as well as 1.4% lower same store funeral volumes and 2.6% lower interment volumes because of the seasonably weak death rates primarily in the first quarter.
Our Adjusted Consolidated EBITDA Margin, which we consider the “cash earning power margin” of each dollar of revenue, was 29.6% for the first nine months and while a record by 10 basis points would have had a higher basis point spread this year over last year if last year was adjusted on an apples-to-apples basis using our new Non-GAAP reporting methodology. Looking forward into 2017 as we have clean Non-GAAP reporting for the full year, we are confident in our ability to exceed our goal of achieving a 30% Adjusted Consolidated EBITDA Margin, which will be a company and industry milestone that has never been achieved by any public consolidation company in the sixty year history of deathcare consolidation using current accounting methodology.
CARRIAGE HIGH PERFORMANCE CULTURE FRAMEWORK
Since launching the Carriage Good To Great Journey on January 1, 2012, we have evolved rapidly and often in dynamic spurts into what we now refer to as the Carriage High Performance Culture Framework. This unique framework (visual schematic found in our Company and Investment Profile) has a “high performance culture engine” comprised of our three core models whose execution is designed to achieve four primary long term goals in alignment with our Ten Year Being The Best Vision:

•	Being The Best at operating funeral homes and cemeteries by Being The Best at providing high value personalized services and sales to the client families and communities in which we operate;

•	Being The Best at providing succession plan solutions to the best remaining independent family businesses in the best strategic markets;

•
Being The Best at attracting and retaining the best and most entrepreneurial management talent (4E Leadership Characteristics) and employees that align with our Being The Best Mission and Five Guiding Principles;

•	Being The Best at allocating our precious capital over the next ten years for maximum long term value creation in alignment with our Vision of becoming a Built To Last Company.

Our view of the very nature of Carriage as a high performance culture company in our industry is outlined specifically on pages 3 and 4 of my 2015 Shareholder Letter in the section titled “Carriage Framework of High Performance Ideas and Concepts.” All of the major elements of our High Performance Culture Framework have been linked and sequenced so that superior execution by our leadership will achieve long term sustainable high operating and financial performance in the face of all the “bad revenue challenges” that we get asked about, i.e. lower death rates (mild flu season, longevity, etc.), higher cremation rates, volatile financial markets, seasonal unpredictability, etc. All of these revenue and earnings challenges have been present throughout the first nine months of 2016 yet we continue to achieve consistently record performance as a High Performance Culture Company “that just happens to be in the funeral and cemetery industry.”
Thus our High Performance Culture conviction is WHO CARES! about the mostly short term uncontrollable vagaries of our industry that have little or nothing to do with long term value creation at Carriage. We prefer to focus on “glass half full” matters over which we have some control, i.e. Market Share, a higher value (and revenue) experience for every client family every time (especially cremation families), Managing Partner Leadership Characteristics, Right Quality and Continuous Upgrading of Staff (both in each business and support departments in Houston), leadership team cultural fit and passion about collaboration (leader owners), improving transparency in our public reporting, incentives that recognize and reward high performing leaders and employees, user friendly advanced proprietary information and reporting systems, innovative out of the box thinking at all levels for continuous improvement, taking risks and experimenting with new ideas, and last but not least allocating our capital wisely with a long term bias toward adding bigger and more revenue and profit growth potential businesses to our acquisition portfolios faster and more effectively than in the past.
Well, that’s a lot to digest, especially for institutional investors who only get the benefit of quarterly updates on our performance, so maybe it would be helpful from a “big picture” perspective to share a recent email excerpt from a very progressive owner of a first class business (over 400 funerals and growing) in a bedroom community of a major metropolitan area that has not been consolidated much over the last sixty years.
“It is not required that I be much clearer to simply say Thank you. My thanks are not only for your hospitality but more importantly for my being able to take a little deeper look at Carriage Services.
We will certainly be talking in much greater detail at some point. However, I need to commend you and your team on two things that are evident to me based on this first visit. (1) You are passionate about business enough to have figured out what superficially makes sense is not always the correct path. (2) You appear to be in the midst of assembling a team and process by which you can not only dominate Funeral Service but CHANGE Funeral Service as most know it and that idea in itself is something I absolutely LOVE about the company.”
This top quality business owner observed by taking “a deeper look” that we have innovated and evolved a “process by which you (Carriage) can not only dominate Funeral Service but CHANGE Funeral Service as most know it”, a reference to our Standards Operating Model and how we have linked the longer term Qualitative Standards (Market Share, Leadership, People) with shorter term Quantitative Standards through detailed analytical data correlations and trends in each business. This proprietary “process” is intended to enable a top quality local business that ranks high on our Ten Strategic Criteria (plus or minus 70%) and which is located in a Strategic Market to embark on it’s own Good To Great Journey over time, joining other elite firms in what is essentially a “continuous improvement ideas and support services laboratory” (Carriage Being The Best Brand) of how to consolidate and operate within our industry better than it’s ever been done before.
And finally, consistent with our growth strategy and Ten Year Being The Best Vision of affiliating with the best remaining independent businesses in the best strategic markets, we are proud to announce that on September 20th Jay Chapel in Madera, California joined the Carriage family as the newest member of our family of elite firms. Carriage has entered this new strategic market and area with a business that has a top quality reputation, enabling us to execute our strategy of building a portfolio of elite businesses over time in this market.

CARRIAGE HIGH PERFORMANCE HEROES
As an important part of our High Performance Culture tradition and language, listed below are Carriage High Performance Heroes for our third quarter:

East Region:
Robert Maclary	Kent-Forest Lawn Funeral Home; Panama City, FL
Courtney Charvet	North Brevard Funeral Home & Crematory; Titusville, FL
Sue Keenan*	Byron Keenan Funeral Home & Cremation; Springfield, MA
Kim Borselli	Fuller Funeral Home-Cremation Service; Naples, FL

Central Region:
Michael Page	Allison Funeral Service; Liberty, TX
Andy Shemwell	Maddux-Fuqua-Hinton Funeral Homes; Hopkinsville, KY
Brian Binion	Steen Funeral Homes; Ashland, KY
Kyle Incardona	Hillier Funeral Homes; Bryan/College Station, TX

West Region:
Justin Luyben	Evans Brown Mortuaries; Sun City, CA
Ken Summers*	P.L. Fry & Son Funeral Home; Manteca, CA
Verdo Werre	McNary-Moore Funeral Service; Colusa, CA
Steve Mora*	Conejo Mountain Memorial Park; Camarillo, CA

Houston Support Office:
Marisol Britton	Houston Support-Information Technology

*Notes High Performance Heroes from First or Second Quarter 2016.
STANDARDS OPERATING MODEL
As I mentioned in our second quarter earnings release, I will elaborate on one of our three core models in more detail in each quarterly earnings release. While I covered the Standards Operating Model in our second quarter release, we believe it is still not well understood by some institutional investors who have been honest with their constructive feedback to us, so I will cover it again from a slightly different angle. Once again, we highly recommend that any investor that is seriously considering CSV as a long term investment should read (and study) our Company and Investment Profile, my 2015 Shareholder Letter and the section in our second quarter earnings release titled Standards Operating Model. You should then come to visit us in Houston as our special guest, as we take seriously the allocation of your precious time and capital just as we do our own.
The two major perception issues expressed by investors about our Standards Operating Model are that (1) decentralized execution implies a lack of rigorous analytical discipline (no centralized control) and therefore is not likely to produce consistently high and sustainable financial outcomes broadly across the portfolio; (2) it does not seem plausible that high and gradually increasing Field EBITDA Margins from new acquisitions that have been integrated into our Standards Operating Model could be sustained and consistently and effectively leveraged over our consolidation platform given our expectation of more rapid growth by acquisitions in the future and therefore would not likely accelerate shareholder value creation.
What our history of operating and financial performance has proved since 2011 is that the exact opposite of the above negative perceptions is the reality. Therefore we will continue to try new ways of explaining the extreme counterintuitive and quantitative nature (Darwinian Discipline) of our High Performance Culture Framework whose core is our Standards Operating Model.

In our second quarter earnings release, I publicly mentioned for the first time the high performance ideas and concepts covered in the book Beyond Budgeting co-authored and published in 2003 by Robin Fraser and Jeremy Hope, which were also summarized in the February 2003 Harvard Business Review article “Who Needs Budgets.” The major takeaway point from their research on business models to replace budgets was that an incremental approach was doomed to failure and that success depended on first using a transformational process to build a coherent yet radically decentralized model, thereafter followed by long-term continuous improvement. Shown below is an excerpted table from the Harvard Business Review article that provides an accurate and relevant comparison of the primary “budget and control” model characteristics (left column) to the Beyond Budgeting concept characteristics (middle column) to the analogous more specific characteristics of our Standards Operating Model. A detailed and comprehensive explanation of our Standards Operating Model can be found in our Company and Investment Profile,” concluded Mr. Payne.

ADJUSTED FREE CASH FLOW
We produced Adjusted Free Cash Flow from operations for the three and nine months ended September 30, 2016 of $9.2 million and $34.1 million, respectively, compared to Adjusted Free Cash Flow from operations of $13.4 million and $38.8 million for the corresponding periods in 2015. A reconciliation of Cash Flow Provided by Operations to Adjusted Free Cash Flow for the three and nine months ended September 30, 2015 and 2016 is as follows (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2015	2016	2015	2016
Cash Flow Provided by Operations	$14,658	$9,822	$42,988	$34,280
Cash used for Maintenance Capital Expenditures	(2,092)	(1,790)	(6,940)	(5,163)
Free Cash Flow	$12,566	$8,032	$36,048	$29,117

Plus: Incremental Special Items:
Acquisition and Divestiture Expenses	40	—	577	516
Severance Costs	192	1,220	808	3,979
Consulting Fees	570	—	1,358	496
Adjusted Free Cash Flow	$13,368	$9,252	$38,791	$34,108
The decline in 2016 Free Cash Flow is directly attributable to the timing of tax payments. We anticipate our Adjusted Free Cash Flow for 2016 to be flat to slightly higher than 2015 levels.

ROLLING FOUR QUARTER OUTLOOK
The Rolling Four Quarter Outlook (“Outlook”) reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending September 30, 2017 unless we have a signed Letter of Intent and high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time. Rather our intent and goal is to reflect a “roughly right range” most of the time of future Rolling Four Quarter Outlook performance as we execute our Standards Operating, Strategic Acquisition and 4E Leadership Models over time. Similarly, we self-publish a Company and Investment Profile, available on our website, that includes a Five Year “Roughly Right Scenario” of our future performance which together with our Five Year Trend Report provides investors a ten year past and future profile of our financial value creation dynamics and condition, making it easier to judge whether our “trends will continue to be the friend” of long term investors.
The Rolling Four Quarter Outlook ending September 30, 2017 includes two businesses under Letter of Intent expected to close by the end of November 2016.  As such, we are raising our Rolling Four Quarter Outlook of Adjusted Diluted Earnings Per Share by $0.10 to a range of $1.81 - $1.85 for the period ending September 30, 2017.
ROLLING FOUR QUARTER OUTLOOK – Period Ending September 30, 2017

Range (in millions, except per share amounts)
Revenues	$259 - $263
Adjusted Consolidated EBITDA	$78 - $82
Adjusted Net Income	$30 - $32
Adjusted Diluted Earnings Per Share(1)	$1.81 - $1.85
Factors affecting our analysis include, among others, funeral contract volumes, average revenue per funeral service, cemetery interment volumes, preneed cemetery sales, capital expenditures, execution of our funeral and cemetery Standards Operating Model, market volatility and changes in Federal Reserve monetary policy. Revenues, Adjusted Consolidated EBITDA, Adjusted Net Income and Adjusted Diluted Earnings Per Share for the four quarter period ending September 30, 2017 are expected to improve relative to the trailing four quarter period ended September 30, 2016 due to increases in our existing Funeral Home and Cemetery portfolio and modest decreases in overhead as a percentage of revenue.

(1)
The Rolling Four Quarter Outlook on Adjusted Diluted Earnings Per Share does not include any changes to our fully diluted share count that could occur related to additional share repurchases or a stock price increase and EPS dilution calculations related to our convertible subordinated notes and outstanding and exercisable stock options.

TRUST FUND PERFORMANCE
Shown below are consolidated performance metrics for the combined trust fund portfolios (preneed funeral, cemetery merchandise and services and cemetery perpetual care) at key dates.

Investment Performance
	Investment Performance(1)		Index Performance
	Discretionary	Total Trust	S&P 500 Stock Index	High Yield Index	70/30 index Benchmark(2)

9 months ended 09/30/16	10.2%	9.3%	7.8%	15.5%	13.2%
1 year ended 12/31/15	(3.1%)	(2.7%)	1.4%	(4.7%)	(2.9%)
2 years ended 12/31/15	5.0%	5.0%	15.2%	(2.3%)	3.0%
3 years ended 12/31/15	20.0%	19.4%	52.5%	5.0%	19.3%
4 years ended 12/31/15	44.4%	39.9%	76.9%	21.4%	38.0%
5 years ended 12/31/15	40.2%	37.2%	80.6%	26.7%	42.8%

(1) Investment performance includes realized income and unrealized appreciation (depreciation).
(2) The 70/30 Benchmark is 70% weighted to the High Yield Index and 30% weighted to the S&P 500 Stock Index.

Asset Allocation as of September 30, 2016 (in thousands)
	Discretionary Trust Funds		Total Trust Funds
Asset Class	MV	%	MV	%
Cash	$20,576	11%	$37,371	17%
Equities	24,609	13%	27,010	13%
Fixed Income(1)	136,845	74%	147,700	68%
Other/Insurance	3,333	2%	3,524	2%
Total Portfolios	$185,363	100%	$215,605	100%

(1)	Discretionary Trust - Fixed Income Portfolio Profile. .

Industry/Sector	%
Basic Materials	1.5%
Communications	8.9%
Consumer	8.0%
Energy	12.0%
Financial	46.2%
Government	1.0%
Media	10.6%
Mortgage Securities	0.5%
Technology	8.5%
Utilities	2.8%
Total	100%
For the nine months ended September 30, 2016, Carriage’s discretionary trust funds returned 10.2% versus 13.2% for the 70/30 index benchmark.
Our overall trust fund performance for the first nine months of 2016 was driven by our fixed income portfolio and by a rebound in our 10 year warrant portfolio of five “Too Big To Fail” banks and insurance companies. The performance of our fixed income portfolio was largely attributable to the execution of our portfolio repositioning strategy of individual credit selection and rotation we began at the beginning of the year. Through individual security selection we have increased the recurring annual income by $1.6 million from our discretionary portfolio, while improving overall credit quality and liquidity of the portfolio. As of the end of the third quarter, our fixed income portfolio has returned 17.2%, which is 170 bps ahead of the High Yield Bond Index.
While we will no longer report Withdrawable Trust Income in our Non-GAAP Trend reporting, for the sake of full transparency we will disclose the total throughout 2016 in this section. The Withdrawable Trust Income for the first nine months of 2016 would have been approximately ($1.0) million. While negative, this will have no impact on our Adjusted Free Cash Flow for 2016.
CONFERENCE CALL AND INVESTOR RELATIONS CONTACT
Carriage Services has scheduled a conference call for tomorrow, October 26, 2016 at 9:30 a.m. central time. To participate in the call, please dial 866-516-3867 (ID-98211636) and ask for the Carriage Services conference call. A replay of the conference call will be available through October 30, 2016 and may be accessed by dialing 855-859-2056 (ID-98211636). The conference call will also be available at www.carriageservices.com. For any investor relations questions, please contact Viki Blinderman at 713-332-8568 or Ben Brink at 713-332-8441 or email InvestorRelations@carriageservices.com.

CARRIAGE SERVICES, INC.
OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2016	% Change	2015	2016	% Change

Same Store Contracts
Atneed Contracts	5,067	5,129	1.2%	16,334	16,158	(1.1%)
Preneed Contracts	1,251	1,235	(1.3%)	4,037	3,920	(2.9%)
Total Same Store Funeral Contracts	6,318	6,364	0.7%	20,371	20,078	(1.4%)
Acquisition Contracts
Atneed Contracts	1,044	1,381	32.3%	3,317	4,006	20.8%
Preneed Contracts	255	239	(6.3%)	757	703	(7.1%)
Total Acquisition Funeral Contracts	1,299	1,620	24.7%	4,074	4,709	15.6%
Total Funeral Contracts	7,617	7,984	4.8%	24,445	24,787	1.4%

Funeral Operating Revenue
Same Store Revenue	$33,617	$33,356	(0.8%)	$106,777	$105,449	(1.2%)
Acquisition Revenue	8,214	9,734	18.5%	24,920	28,883	15.9%
Total Funeral Operating Revenue	$41,831	$43,090	3.0%	$131,697	$134,332	2.0%

Cemetery Operating Revenue
Same Store Revenue	$10,726	$11,351	5.8%	$32,260	$34,771	7.8%
Acquisition Revenue	774	1,094	41.3%	2,526	2,634	4.3%
Total Cemetery Operating Revenue	$11,500	$12,445	8.2%	$34,786	$37,405	7.5%

Financial Revenue
Preneed Funeral Commission Income	$346	$361	4.3%	$1,071	$1,138	6.3%
Preneed Funeral Trust Earnings	1,912	1,732	(9.4%)	5,959	5,482	(8.0%)
Cemetery Trust Earnings	2,385	2,025	(15.1%)	6,202	5,622	(9.4%)
Preneed Cemetery Finance Charges	404	487	20.5%	1,177	1,357	15.3%
Total Financial Revenue	$5,047	$4,605	(8.8%)	$14,409	$13,599	(5.6%)
Total Revenue	$58,378	$60,140	3.0%	$180,892	$185,336	2.5%

Field EBITDA
Same Store Funeral Field EBITDA	$12,108	$12,403	2.4%	$40,123	$40,410	0.7%
Same Store Funeral Field EBITDA Margin	36.0%	37.2%	120 bp	37.6%	38.3%	70 bp
Acquisition Funeral Field EBITDA	3,201	3,922	22.5%	9,950	12,002	20.6%
Acquisition Funeral Field EBITDA Margin	39.0%	40.3%	130 bp	39.9%	41.6%	170 bp
Total Funeral Field EBITDA	$15,309	$16,325	6.6%	$50,073	$52,412	4.7%
Total Funeral Field EBITDA Margin	36.6%	37.9%	130 bp	38.0%	39.0%	100 bp

Same Store Cemetery Field EBITDA	$3,066	$3,324	8.4%	$10,153	$11,216	10.5%
Same Store Cemetery Field EBITDA Margin	28.6%	29.3%	70 bp	31.5%	32.3%	80 bp
Acquisition Cemetery Field EBITDA	215	497	131.2%	803	858	6.8%
Acquisition Cemetery Field EBITDA Margin	27.8%	45.4%	1,760 bp	31.8%	32.6%	80 bp
Total Cemetery Field EBITDA	$3,281	$3,821	16.5%	$10,956	$12,074	10.2%
Total Cemetery Field EBITDA Margin	28.5%	30.7%	220 bp	31.5%	32.3%	80 bp

Funeral Financial EBITDA	$1,982	$1,876	(5.3%)	$6,178	$5,994	(3.0%)
Cemetery Financial EBITDA	2,716	2,441	(10.1%)	7,169	6,764	(5.6%)
Total Financial EBITDA	$4,698	$4,317	(8.1%)	$13,347	$12,758	(4.4%)
Total Financial EBITDA Margin	93.1%	93.7%	60 bp	92.6%	93.8%	120 bp

Total Field EBITDA	$23,288	$24,463	5.0%	$74,376	$77,244	3.9%
Total Field EBITDA Margin	39.9%	40.7%	80 bp	41.1%	41.7%	60 bp

OPERATING AND FINANCIAL TREND REPORT
(IN THOUSANDS - EXCEPT PER SHARE AMOUNTS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2015	2016	% Change	2015	2016	% Change

Overhead
Total Variable Overhead	$2,573	$3,086	19.9%	$6,769	$10,672	57.7%
Total Regional Fixed Overhead	842	940	11.6%	2,549	2,659	4.3%
Total Corporate Fixed Overhead	4,660	4,545	(2.5%)	15,273	14,118	(7.6%)
Total Overhead	$8,075	$8,571	6.1%	$24,591	$27,449	11.6%
Overhead as a percentage of Revenue	13.8%	14.3%	50 bp	13.6%	14.8%	120 bp

Consolidated EBITDA	$15,213	$15,892	4.5%	$49,785	$49,795	—%
Consolidated EBITDA Margin	26.1%	26.4%	30 bp	27.5%	26.9%	(60 bp)

Other Expenses and Interest
Depreciation & Amortization	$3,437	$3,807	10.8%	$10,124	$11,498	13.6%
Non-Cash Stock Compensation	1,072	342	(68.1%)	3,448	2,306	(33.1%)
Interest Expense	2,629	2,903	10.4%	7,671	8,722	13.7%
Accretion of Discount on Convertible Subordinated Notes	876	981	12.0%	2,554	2,862	12.1%
Loss on Early Extinguishment of Debt	—	—		—	567
Other, Net	(52)	285		54	(20)
Pretax Income	$7,251	$7,574	4.5%	$25,934	$23,860	(8.0%)
Provision for Income Taxes	2,807	3,030		10,515	9,545
Income Tax Benefit Related to State Tax Returns	—	(1,139)		—	(1,139)
Net Tax Provision	2,807	1,891		10,515	8,406
GAAP Net Income	$4,444	$5,683	27.9%	$15,419	$15,454	0.2%

Special Items, Net of tax except for **
Withdrawable Trust Income	$136	n/a		$366	n/a
Acquisition and Divestiture Expenses	27	—		381	336
Severance and Retirement Costs	126	793		533	2,587
Consulting Fees	377	—		898	323
Accretion of Discount on Convertible Subordinated Notes **	876	981		2,554	2,862
Loss on Early Extinguishment of Debt	—	—		—	369
Gain on Asset Purchase	—	—		—	(198)
Other Special Items	132	—		230	—
Tax Adjustment from Prior Period **	—	—		141	—
Sum of Special Items, Net of tax	$1,674	$1,774	6.0%	$5,103	$6,279	23.0%

Adjusted Net Income	$6,118	$7,457	21.9%	$20,522	$21,733	5.9%
Adjusted Net Profit Margin	10.5%	12.4%	190 bp	11.3%	11.7%	40 bp

Adjusted Basic Earnings Per Share	$0.33	$0.45	36.4%	$1.12	$1.31	17.0%
Adjusted Diluted Earnings Per Share	$0.33	$0.43	30.3%	$1.09	$1.28	17.4%

GAAP Basic Earnings Per Share	$0.24	$0.34	41.7%	$0.84	$0.93	10.7%
GAAP Diluted Earnings Per Share	$0.24	$0.33	37.5%	$0.82	$0.91	11.0%

Weighted Average Basic Shares Outstanding	17,874	16,529		18,115	16,502
Weighted Average Diluted Shares Outstanding	18,083	17,101		18,588	16,962

Reconciliation to Adjusted Consolidated EBITDA
Consolidated EBITDA	$15,213	$15,892	4.5%	$49,785	$49,795	—%
Withdrawable Trust Income	207	n/a		555	n/a
Acquisition and Divestiture Expenses	40	—		577	516
Severance and Retirement Costs	192	1,220		808	3,979
Consulting Fees	570	—		1,358	496
Other Special Items	200	—		200	—
Adjusted Consolidated EBITDA	$16,422	$17,112	4.2%	$53,283	$54,786	2.8%
Adjusted Consolidated EBITDA Margin	28.1%	28.5%	40 bp	29.5%	29.6%	10 bp

CARRIAGE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands, except share data)

	December 31, 2015	September 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$535	$855
Accounts receivable, net	18,181	18,023
Inventories	5,654	5,853
Prepaid expenses	4,684	3,599
Other current assets	4,707	838
Total current assets	33,761	29,168
Preneed cemetery trust investments	63,291	65,896
Preneed funeral trust investments	85,553	85,560
Preneed receivables, net	27,998	30,579
Receivables from preneed trusts	13,544	13,839
Property, plant and equipment, net	214,874	231,465
Cemetery property, net	75,597	75,692
Goodwill	264,416	267,788
Intangible and other non-current assets	10,978	14,476
Cemetery perpetual care trust investments	43,127	45,048
Total assets	$833,139	$859,511
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt and capital lease obligations	$12,236	$12,633
Accounts payable	7,917	5,857
Other liabilities	524	2,546
Accrued liabilities	16,541	17,714
Total current liabilities	37,218	38,750
Long-term debt, net of current portion	103,495	136,628
Revolving credit facility	91,514	62,073
Convertible subordinated notes due 2021	115,227	118,461
Obligations under capital leases, net of current portion	2,875	2,689
Deferred preneed cemetery revenue	56,721	55,953
Deferred preneed funeral revenue	31,748	33,258
Deferred tax liability	39,956	39,318
Other long-term liabilities	5,531	2,629
Deferred preneed cemetery receipts held in trust	63,291	65,896
Deferred preneed funeral receipts held in trust	85,553	85,560
Care trusts’ corpus	42,416	44,345
Total liabilities	675,545	685,560
Commitments and contingencies:
Stockholders’ equity:
Common stock, $.01 par value; 80,000,000 shares authorized; 22,497,873 and 22,458,007 issued at December 31, 2015 and September 30, 2016, respectively	225	225
Additional paid-in capital	214,250	215,153
Retained earnings	3,385	18,839
Treasury stock, at cost; 5,849,316 shares at December 31, 2015 and September 30, 2016	(60,266)	(60,266)
Total stockholders’ equity	157,594	173,951
Total liabilities and stockholders’ equity	$833,139	$859,511

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share data)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2016	2015	2016

Revenues:
Funeral	$44,089	$45,183	$138,727	$140,952
Cemetery	14,289	14,957	42,165	44,384
	58,378	60,140	180,892	185,336
Field costs and expenses:
Funeral	26,798	26,982	82,476	82,546
Cemetery	8,292	8,695	24,040	25,546
Depreciation and amortization	3,019	3,452	8,814	10,359
Regional and unallocated funeral and cemetery costs	2,909	2,783	7,745	8,547
	41,018	41,912	123,075	126,998
Gross profit	17,360	18,228	57,817	58,338
Corporate costs and expenses:
General and administrative costs and expenses	6,238	6,130	20,294	21,208
Home office depreciation and amortization	418	355	1,310	1,139
	6,656	6,485	21,604	22,347
Operating income	10,704	11,743	36,213	35,991
Interest expense	(2,629)	(2,903)	(7,671)	(8,722)
Accretion of discount on convertible subordinated notes	(876)	(981)	(2,554)	(2,862)
Loss on early extinguishment of debt	—	—	—	(567)
Other income (expense)	52	(285)	(54)	20
Income before income taxes	7,251	7,574	25,934	23,860
Provision for income taxes	(2,807)	(3,030)	(10,515)	(9,545)
Income tax benefit related to state tax returns	—	1,139	—	1,139
Net provision for income taxes	(2,807)	(1,891)	(10,515)	(8,406)
Net income	$4,444	$5,683	$15,419	$15,454

Basic earnings per common share:	$0.24	$0.34	$0.84	$0.93
Diluted earnings per common share:	$0.24	$0.33	$0.82	$0.91

Dividends declared per common share	$0.025	$0.050	$0.075	$0.100

Weighted average number of common and common equivalent shares outstanding:
Basic	17,874	16,529	18,115	16,502
Diluted	18,083	17,101	18,588	16,962

CARRIAGE SERVICES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	For the Nine Months Ended September 30,
	2015	2016
Cash flows from operating activities:
Net income	$15,419	$15,454
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,124	11,498
Provision for losses on accounts receivable	1,332	1,522
Stock-based compensation expense	3,448	2,645
Deferred income tax expense	2,065	3,618
Amortization of deferred financing costs	688	622
Accretion of discount on convertible subordinated notes	2,554	2,862
Loss on early extinguishment of debt	—	567
Net (gain) loss on sale and disposal of other assets	(49)	186
Impairment of intangible assets	—	145
Changes in operating assets and liabilities that provided (required) cash:
Accounts and preneed receivables	(779)	(3,945)
Inventories and other current assets	3,277	682
Intangible and other non-current assets	114	386
Preneed funeral and cemetery trust investments	21,234	(4,828)
Accounts payable	368	(2,149)
Accrued and other liabilities	4,408	(268)
Deferred preneed funeral and cemetery revenue	432	742
Deferred preneed funeral and cemetery receipts held in trust	(21,647)	4,541
Net cash provided by operating activities	42,988	34,280

Cash flows from investing activities:
Acquisitions and land for new construction	(4,250)	(15,056)
Purchase of land and buildings previously leased	(6,080)	(6,258)
Net proceeds from the sale of other assets	65	955
Capital expenditures	(22,823)	(12,039)
Net cash used in investing activities	(33,088)	(32,398)

Cash flows from financing activities:
Borrowings from the revolving credit facility	56,200	45,500
Payments against the revolving credit facility	(33,700)	(74,800)
Borrowings from the term loan	—	39,063
Payments against the term loan	(7,032)	(8,438)
Payments on other long-term debt and obligations under capital leases	(679)	(987)
Proceeds from the exercise of stock options and employee stock purchase plan contributions	575	686
Dividends on common stock	(1,385)	(1,662)
Payment of loan origination costs related to the credit facility	(13)	(717)
Purchase of treasury stock	(23,940)	—
Excess tax benefit (deficiency) of equity compensation	57	(207)
Net cash used in financing activities	(9,917)	(1,562)

Net increase (decrease) in cash and cash equivalents	(17)	320
Cash and cash equivalents at beginning of period	413	535
Cash and cash equivalents at end of period	$396	$855

NON-GAAP FINANCIAL MEASURES
This press release uses Non-GAAP financial measures to present the financial performance of the Company. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported operating results or cash flow from operations or any other measure of performance as determined in accordance with GAAP. We believe the Non-GAAP results are useful to investors because such results help investors compare our results to previous periods and provide insights into underlying trends in our business. The Company’s GAAP financial statements accompany this release. Reconciliations of the Non-GAAP financial measures to GAAP measures are provided in this press release.

The Non-GAAP financial measures include “Special Items”, “Adjusted Net Income”, “Consolidated EBITDA”, “Adjusted Consolidated EBITDA”, “Adjusted Consolidated EBITDA Margin”, “Adjusted Free Cash Flow”, “Funeral, Cemetery and Financial EBITDA”, “Total Field EBITDA”, “Total Field EBITDA Margin”, “Adjusted Basic Earnings Per Share” and “Adjusted Diluted Earnings Per Share” in this press release.  These financial measurements are defined as similar GAAP items adjusted for Special Items and are reconciled to GAAP in this press release. In addition, the Company’s presentation of these measures may not be comparable to similarly titled measures in other companies’ reports. The definitions used by the Company for our internal management purposes and in this press release are as follows:

•
Special Items are defined as charges or credits such as withdrawable trust income (prior to 2016), acquisition and divestiture expenses, severance costs, loss on early retirement of debt and other costs, discrete tax items and other non-recurring amounts. Special Items are taxed at the federal statutory rate of 34 percent for the three and nine months ended September 30, 2015 and 35 percent for the three and nine months ended September 30, 2016, except for the accretion of the discount on Convertible Notes as this is a non-tax deductible item and the tax adjustment from prior period.

•	Adjusted Net Income is defined as net income plus adjustments for Special Items and other non-recurring expenses or credits.

•	Consolidated EBITDA is defined as net income before income taxes, interest expenses, non-cash stock compensation, depreciation and amortization, and interest income and other, net.

•	Adjusted Consolidated EBITDA is defined as Consolidated EBITDA plus adjustments for Special Items and non-recurring expenses or credits.

•	Adjusted Consolidated EBITDA Margin is defined as Adjusted Consolidated EBITDA as a percentage of revenue.

•	Adjusted Free Cash Flow is defined as net cash provided by operations, adjusted by Special Items as deemed necessary, less cash for maintenance capital expenditures.

•
Funeral Field EBITDA is defined as Funeral Gross Profit, which is funeral revenue minus funeral field costs and expenses, less depreciation and amortization, regional and unallocated funeral overhead expenses and Funeral Financial EBITDA.

•
Cemetery Field EBITDA is defined as Cemetery Gross Profit, which is cemetery revenue minus cemetery field costs and expenses, less depreciation and amortization, regional and unallocated cemetery overhead expenses and Cemetery Financial EBITDA.

•	Funeral Financial EBITDA is defined as Funeral Financial Revenue less Funeral Financial Expenses.

•	Cemetery Financial EBITDA is defined as Cemetery Financial Revenue less Cemetery Financial Expenses.

•	Total Field EBITDA is defined as Gross Profit less depreciation and amortization, regional and unallocated overhead expenses.

•	Total Field EBITDA Margin is defined as Total Field EBITDA as a percentage of revenue.

•	Adjusted Basic Earnings Per Share is defined as GAAP Basic Earnings Per Share, adjusted for Special Items.

•	Adjusted Diluted Earnings Per Share is defined as GAAP Diluted Earnings Per Share, adjusted for Special Items.

Reconciliation of Non-GAAP Financial Measures:
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures below.
Reconciliation of Net Income to Adjusted Net Income for the three and nine months ended September 30, 2015 and 2016 (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2015	2016	2015	2016
Net Income	$4,444	$5,683	$15,419	$15,454
Special Items, net of tax except for **
Withdrawable Trust Income	136	n/a	366	n/a
Acquisition and Divestiture Expenses	27	—	381	336
Severance and Retirement Costs	126	793	533	2,587
Consulting Fees	377	—	898	323
Accretion of Discount on Convertible Subordinated Notes **	876	981	2,554	2,862
Loss on Early Extinguishment of Debt	—	—	—	369
Gain on Sale of Asset	—	—	—	(198)
Other Special Items	132	—	230	—
Tax Adjustment from Prior Period **	—	—	141	—
Total Special Items affecting Net Income	$1,674	$1,774	$5,103	$6,279
Adjusted Net Income	$6,118	$7,457	$20,522	$21,733
Reconciliation of Net Income to Consolidated EBITDA and Adjusted Consolidated EBITDA for the three and nine months ended September 30, 2015 and 2016 (in thousands):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2015	2016	2015	2016
Net Income	$4,444	$5,683	$15,419	$15,454
Net Tax Provision	2,807	1,891	10,515	8,406
Pretax Income	$7,251	$7,574	$25,934	$23,860
Interest Expense	2,629	2,903	7,671	8,722
Accretion of Discount on Convertible Subordinated Notes	876	981	2,554	2,862
Loss on Early Extinguishment of Debt	—	—	—	567
Non-cash Stock Compensation	1,072	342	3,448	2,306
Depreciation & Amortization	3,437	3,807	10,124	11,498
Other, Net	(52)	285	54	(20)
Consolidated EBITDA	$15,213	$15,892	$49,785	$49,795
Adjusted For:
Withdrawable Trust Income	207	n/a	555	n/a
Acquisition and Divestiture Expenses	40	—	577	516
Severance and Retirement Costs	192	1,220	808	3,979
Consulting Fees	570	—	1,358	496
Other Special Items	200	—	200	—
Adjusted Consolidated EBITDA	$16,422	$17,112	$53,283	$54,786
Revenue	$58,378	$60,140	$180,892	$185,336

Adjusted Consolidated EBITDA Margin	28.1%	28.5%	29.5%	29.6%

Reconciliation of funeral and cemetery income before income taxes to Field EBITDA for the three and nine months ended September 30, 2015 and 2016 (in thousands):

Funeral Field EBITDA	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2015	2016	2015	2016
Gross Profit (GAAP)	$12,909	$13,786	$44,549	$45,142
Depreciation & Amortization	1,911	2,238	5,576	6,454
Regional & Unallocated Costs	2,471	2,177	6,126	6,810
Funeral Financial EBITDA	(1,982)	(1,876)	(6,178)	(5,994)
Funeral Field EBITDA	$15,309	$16,325	$50,073	$52,412

Cemetery Field EBITDA	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2015	2016	2015	2016
Gross Profit (GAAP)	$4,451	$4,442	$13,268	$13,196
Depreciation & Amortization	1,108	1,214	3,238	3,905
Regional & Unallocated Costs	438	606	1,619	1,737
Cemetery Financial EBITDA	(2,716)	(2,441)	(7,169)	(6,764)
Cemetery Field EBITDA	$3,281	$3,821	$10,956	$12,074

Total Field EBITDA	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2015	2016	2015	2016
Funeral Field EBITDA	$15,309	$16,325	$50,073	$52,412
Cemetery Field EBITDA	3,281	3,821	10,956	12,074
Funeral Financial EBITDA	1,982	1,876	6,178	5,994
Cemetery Financial EBITDA	2,716	2,441	7,169	6,764
Total Field EBITDA	$23,288	$24,463	$74,376	$77,244

Reconciliation of GAAP Basic Earnings Per Share to Adjusted Basic Earnings Per Share for the three and nine months ended September 30, 2015 and 2016:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2015	2016	2015	2016
GAAP Basic Earnings Per Share	$0.24	$0.34	$0.84	$0.93
Special Items Affecting Net Income	0.09	0.11	0.28	0.38
Adjusted Basic Earnings Per Share	$0.33	$0.45	$1.12	$1.31

Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the three and nine months ended September 30, 2015 and 2016:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,

	2015	2016	2015	2016
GAAP Diluted Earnings Per Share	$0.24	$0.33	$0.82	$0.91
Special Items Affecting Net Income	0.09	0.10	0.27	0.37
Adjusted Diluted Earnings Per Share	$0.33	$0.43	$1.09	$1.28

On page seven of this press release, we present the Rolling Four Quarter Outlook (“Outlook”) which reflects management’s opinion on the performance of the portfolio of existing businesses, including performance of existing trusts, and excludes size and timing of acquisitions for the Rolling Four Quarter Outlook period ending September 30, 2017 unless we have a signed Letter of Intent and high likelihood of a closing within 90 days. This Outlook is not intended to be management estimates or forecasts of our future performance, as we believe precise estimates will be precisely wrong all the time.  The following three reconciliations are presented at the midpoint of the range in this Outlook.

Reconciliation of Net Income to Consolidated EBITDA and Adjusted Consolidated EBITDA for the estimated Rolling Four Quarters ending September 30, 2017 (in thousands):

Rolling Four Quarter Outlook
September 30, 2017E
Net Income	$27,200
Net Tax Provision	17,400
Pretax Income	$44,600
Net Interest Expense, including Accretion of Discount on Convertible Subordinated Notes	16,300
Depreciation & Amortization, including Non-cash Stock Compensation	19,100
Consolidated EBITDA	$80,000
Adjusted for Special Items	—
Adjusted Consolidated EBITDA	$80,000

Reconciliation of Net Income to Adjusted Net Income for the estimated Rolling Four Quarters ending September 30, 2017 (in thousands):

Rolling Four Quarter Outlook
September 30, 2017E
Net Income	$27,200
Special Items	4,250
Adjusted Net Income	$31,450

Reconciliation of GAAP Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share for the estimated Rolling Four Quarters ending September 30, 2017:

Rolling Four Quarter Outlook
September 30, 2017E
GAAP Diluted Earnings Per Share	$1.58
Special Items Affecting Net Income	0.25
Adjusted Diluted Earnings Per Share	$1.83

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
Certain statements made herein or elsewhere by, or on behalf of, the Company that are not historical facts are intended to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition to historical information, this Press Release contains certain statements and information that may constitute forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding any projections of earnings, revenues, asset sales, cash flow, debt levels or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing and are based on our current expectations and beliefs concerning future developments and their potential effect on us. The words “may”, “will”, “estimate”, “intend”, “believe”, “expect”, “seek”, “project”, “forecast”, “foresee”, “should”, “would”, “could”, “plan”, “anticipate” and other similar words or expressions are intended to identify forward-looking statements, which are generally not historical in nature. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, those summarized below:

•	the ability to find and retain skilled personnel;

•	the effects of competition;

•	the execution of our Standards Operating, 4E Leadership and Strategic Acquisition Models;

•	changes in the number of deaths in our markets;

•	changes in consumer preferences;

•	our ability to generate preneed sales;

•	the investment performance of our funeral and cemetery trust funds;

•	fluctuations in interest rates;

•	our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

•	death benefits related to preneed funeral contracts funded through life insurance contracts;

•	the financial condition of third-party insurance companies that fund our preneed funeral contracts;

•	increased or unanticipated costs, such as insurance or taxes;

•	effects of the application of applicable laws and regulations, including changes in such regulations or the interpretation thereof;

•	consolidation of the deathcare industry; and

•	other factors and uncertainties inherent in the deathcare industry.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see “Risk Factors” in our most recent Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. A copy of the Company’s Form 10-K, other Carriage Services information and news releases are available at www.carriageservices.com.
This press release includes the use of certain financial measures that are not GAAP measures. The Non-GAAP financial measures are presented for additional information and are reconciled to their most comparable GAAP measures in the tables presented above.